EXHIBIT 99.2

HISPANIC BROADCASTING CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	June 30, 2003	December 31, 2002
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$22,957	$40,217
Accounts receivable, net	57,608	51,935
Prepaid expenses and other current assets	4,001	1,131
Total current assets	84,566	93,283

Property and equipment, at cost, net	54,737	55,837

Cost in excess of fair value of net assets acquired, net of accumulated amortization of $12,380 in 2003 and 2002	85,245	85,245

Intangible assets, net	1,103,007	1,080,845
Restricted cash	3,535	—
Deferred charges and other assets	52,339	10,578
Total assets	$1,383,429	$1,325,788

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,008	$4,780
Accrued expenses	17,055	15,391
Income taxes payable	5,650	2,298
Current portion of long-term obligations	7	7
Total current liabilities	26,720	22,476

Long-term obligations, less current portion	41,400	16,429

Deferred income taxes	153,323	143,323

Minority interest	1,328	1,341

Stockholders’ equity:
Preferred Stock, cumulative, $.001 par value; authorized 5,000,000 shares; no shares issued or outstanding	—	—
Class A Common Stock, $.001 par value; authorized 175,000,000 shares in 2003 and 2002; issued 81,330,821 shares and outstanding 80,645,321 shares in 2003 and issued 81,201,689 shares and outstanding 80,516,189 shares in 2002	81	81
Class B Common Stock, convertible, $.001 par value; authorized 50,000,000 shares; issued and outstanding 28,312,940 shares	28	28
Additional paid-in capital	1,050,455	1,048,097
Retained earnings	120,202	104,121
Treasury stock, at cost, 685,500 shares	(10,108)	(10,108)
Total stockholders’ equity	1,160,658	1,142,219
Total liabilities and stockholders’ equity	$1,383,429	$1,325,788

See accompanying notes to unaudited condensed consolidated financial statements.

HISPANIC BROADCASTING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net revenues	$77,437	$68,596	$133,918	$120,546
Operating expenses (exclusive of depreciation and amortization)	22,205	22,019	40,409	37,870
Wages, salaries and benefits	25,836	22,143	50,863	42,510
Provision for bad debts	707	540	1,505	1,139
Depreciation and amortization	3,429	3,300	6,652	6,141
Corporate expenses	1,299	3,644	4,724	4,612
Operating income	23,961	16,950	29,765	28,274
Interest income (expense), net	(12)	117	(96)	184
Income before income tax	23,949	17,067	29,669	28,458
Income tax	11,015	6,633	13,588	11,099
Net income	$12,934	$10,434	$16,081	$17,359

Net income per common share:
Basic	$0.12	$0.10	$0.15	$0.16
Diluted	$0.12	$0.09	$0.15	$0.16

Weighted average common shares outstanding:
Basic	108,895	108,707	108,877	108,648
Diluted	109,726	109,856	109,518	109,787

See accompanying notes to unaudited condensed consolidated financial statements.

HISPANIC BROADCASTING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Six Months Ended June 30,
	2003	2002
Cash flows from operating activities:
Net income	$16,081	$17,359
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	1,505	1,139
Depreciation and amortization	6,652	6,141
Minority interest	(13)	—
Deferred income taxes	10,000	8,400
Changes in operating assets and liabilities	(5,374)	(469)
Other, net	116	(10)
Net cash provided by operating activities	28,967	32,560

Cash flows from investing activities:
Acquisitions of radio stations	(22,825)	(75,875)
Cash deposited in restricted cash account related to pending acquisitions and signal upgrades	(4,750)	—
Property and equipment acquisitions	(3,568)	(5,739)
Dispositions of property and equipment	101	719
Additions to intangible assets	(170)	(667)
Increase in deferred charges and other assets	(42,293)	(1,521)
Net cash used in investing activities	(73,505)	(83,083)

Cash flows from financing activities:
Borrowings on long-term obligations	40,000	15,000
Payments on long-term obligations	(15,017)	(1)
Proceeds from stock issuances	2,295	2,411
Net cash provided by financing activities	27,278	17,410

Net decrease in cash and cash equivalents	(17,260)	(33,113)
Cash and cash equivalents at beginning of period	40,217	59,587
Cash and cash equivalents at end of period	$22,957	$26,474

See accompanying notes to unaudited condensed consolidated financial statements.

HISPANIC BROADCASTING CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

JUNE 30, 2003

1.              Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Hispanic Broadcasting Corporation and subsidiaries (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X.  Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  Operating results for the six month period ended June 30, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.  For further information, refer to the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

2.              Pending Merger

On June 11, 2002, the Company agreed to merge with Univision Communications Inc. (“Univision”).  Under the terms of the merger agreement, Univision will acquire the Company in an all-stock transaction.  In the merger, the stockholders of the Company will exchange each share of their capital stock in the Company for the right to receive 0.85 share of the Class A Common Stock of Univision.  The board of directors of both companies have approved the merger, the stockholders of each company voted in favor of the merger on February 28, 2003, and the Department of Justice (the “DOJ”), Univision and the Company have reached an agreement regarding the merger.  The merger is subject to approval by the Federal Communications Commission (“FCC”) and customary closing conditions.  The Company expects that the merger will close in the third quarter of this year.

Included in corporate expenses are merger expenses of $0.4 and $2.4 million for the three months ended June 30, 2003 and 2002, and $1.2 and $2.4 million for the six months ended June 30, 2003 and 2002, respectively.  The Company estimates that merger costs incurred for the year ended December 31, 2003 will approximate $13.7 million.

3.              Acquisitions and Radio Signal Upgrades

2003 Acquisitions and Radio Signal Upgrades

On March 3, 2003, the Company entered into an agreement to acquire for $24.0 million the assets of KOSL(FM) (formerly KNGT(FM)), serving the Sacramento market, and a tower located near Dallas, Texas (the “Sacramento Acquisition”).  On June 6, 2003, the Company closed on the Sacramento Acquisition.  To fund the acquisition, the Company used its available cash along with $13.0 million borrowed from the $135.0 million revolving credit facility (the “Credit Facility”) on June 6, 2003.

The fair value of the assets acquired in the Sacramento Acquisition as of June 6, 2003 is as follows (in thousands):

Land and improvements	$1,448
Buildings and improvements	58
Broadcast and other equipment	238
Furniture and fixtures	1
Broadcast licenses	21,847
Other intangible assets	433
$24,025

On January 2, 2003, the Company entered into an agreement to acquire for approximately $32.9 million the assets of WVIV(FM), serving the Chicago market (the “WVIV(FM) Acquisition).  On July 18, 2003, the Company closed on the WVIV(FM) Acquisition.

The Company began providing Spanish-language programming to WVIV(FM) under a time brokerage agreement on January 13, 2003.  A monthly time brokerage fee of $75,000 was paid for the period January 13, 2003 to May 1, 2003.  On May 2, 2003, the time brokerage agreement was amended and restated.  The Company paid $29.9 million in May 2003 for the right to program the radio station until the earlier of the closing of the WVIV(FM) Acquisition or May 1, 2008.  This payment for the right to program the radio station is a reduction of the $32.9 million purchase price due on the closing date.  The $29.9 million paid under the time brokerage agreement is included in deferred charges and other assets as of June 30, 2003.  To fund the payment for the right to program, the Company used its available cash along with $27.0 million borrowed from the Credit Facility on May 2, 2003.  The remaining balance of the purchase price (approximately $3.0 million) was paid with available cash on the July 18, 2003 closing date.

WVIV(FM) has filed an application with the FCC to relocate and upgrade is transmission facilities in order to improve the coverage of its radio signal.  The Company has entered into an agreement with an unaffiliated third party to act as the Company’s advisor in obtaining the necessary contractual and regulatory approvals (including zoning approvals) incident to the relocation and construction of the new transmission facilities.  In the event that the Company commences broadcast operations at the new transmission facilities pursuant to FCC authorization, the Company will pay a fee of up to $3.0 million to the unaffiliated third party advisor.

On February 13, 2003, the Company entered into an agreement to acquire for $32.0 million the stock of a company that owns and operates WKAQ(FM), WKAQ(AM), WUKQ(FM) and WUKQ(AM), serving the Puerto Rico market (the “Puerto Rico Acquisition”).  On August 1, 2003, the Company closed on the Puerto Rico Acquisition.  To fund the acquisition, the Company used its available cash along with $17.0 million borrowed from the Credit Facility on August 1, 2003.

The intangible assets acquired in the Sacramento Acquisition, the WVIV(FM) Acquisition and the Puerto Rico Acquisition are not subject to amortization.

2002 Acquisitions and Radio Signal Upgrades

On August 10, 2001, the Company entered into an asset purchase agreement to acquire for $16.0 million the assets of KQMR(FM), serving the Las Vegas market (the “Las Vegas Acquisition”).  On March 22, 2002, the Company closed on the Las Vegas Acquisition.  The Company used its available cash to fund the acquisition.

The fair value of the assets acquired in the Las Vegas Acquisition as of March 22, 2002 is as follows (in thousands):

Broadcast and other equipment	$26
Broadcast licenses	15,952
Other intangible assets	57
$16,035

On October 10, 2001, the Company entered into an asset purchase agreement to acquire for $5.0 million the assets of KZOL(FM), serving the Fresno market (the “Fresno Acquisition”).  On March 29, 2002, the Company closed on the Fresno Acquisition.  The Company used its available cash to fund the acquisition.

The fair value of the assets acquired in the Fresno Acquisition as of March 29, 2002 is as follows (in thousands):

Broadcast and other equipment	$88
Furniture and fixtures	2
Broadcast licenses	4,898
Other intangible assets	34
$5,022

On December 17, 2001, the Company entered into an asset purchase agreement to acquire for $58.0 million the assets of KEMR(FM), serving the San Jose and San Francisco markets (the “San Jose Acquisition”).  On April 1, 2002, the Company closed on the San Jose Acquisition.  To fund the acquisition, the Company used its available cash along with $15.0 million borrowed from the Credit Facility on April 1, 2002.

The fair value of the assets acquired in the San Jose Acquisition as of April 1, 2002 is as follows (in thousands):

Land and improvements	$99
Buildings and improvements	57
Broadcast and other equipment	246
Furniture and fixtures	13
Broadcast licenses	57,412
Other intangible assets	464
$58,291

On August 26, 2002, the Company entered into an asset purchase agreement to acquire for $22.5 million the assets of KJFA(FM), KIOT(FM), KVVF(FM), KKSS(FM) and KAJZ(FM), serving the Albuquerque market (the “Albuquerque Acquisition”).  On November 1, 2002, the Company closed on the Albuquerque Acquisition.  The Company used its available cash to fund the acquisition.

The fair value of the assets acquired in the Albuquerque Acquisition as of November 1, 2002 is as follows (in thousands):

Land and improvements	$132
Buildings and improvements	412
Broadcast and other equipment	1,074
Furniture and fixtures	94
Broadcast licenses	20,431
Other intangible assets	244
$22,387

The intangible assets acquired in the Las Vegas Acquisition, the Fresno Acquisition, the San Jose Acquisition and the Albuquerque Acquisition are not subject to amortization.

Radio stations KPTY(FM) in Houston and KESS(FM) and KDXX(FM) in Dallas have been involved in a variety of proceedings before the FCC to improve each of the stations’ signal coverage.  The radio signal upgrade projects for KPTY(FM) in Houston and KESS(FM) in Dallas were substantially completed in February 2002 and the stations began broadcasting according to their new authorized signal authority.  The upgrade costs of $35.0 million incurred by the Company and included in deferred charges and other assets were reclassified to intangible assets in February 2002.  The radio signal upgrade project for KDXX(FM) in Dallas was substantially completed in July 2002 and the station began broadcasting according to its new authorized signal authority.  The upgrade costs of $2.6 million incurred by the Company and included in deferred charges and other assets were reclassified to intangible assets in July 2002 and are not subject to amortization.

Pending Transactions

On March 17, 2003, the Company entered into an agreement to acquire for $16.0 million the assets of KINV(FM), serving the Austin market (the “Austin Acquisition”).  In addition, the Company has agreed to assume the KINV(FM) seller’s obligation to reimburse an Austin area radio station for up to $1.0 million of expenses incurred by such station to modify its broadcast facilities so as to permit KINV(FM) to upgrade its broadcast facilities pursuant to FCC authorization.  The Austin Acquisition is subject to regulatory approvals and customary closing conditions.  The Company expects to close on the Austin Acquisition during the third quarter of 2003.  The Company plans to borrow from the Credit Facility to fund the acquisition.

The Company began providing Spanish-language programming to KINV(FM) under a time brokerage agreement on April 15, 2003.  The monthly time brokerage fee is $55,000.  The time brokerage agreement continues until the earlier of the twelve month anniversary of the time brokerage agreement or the closing of the asset purchase contemplated by the asset purchase agreement.

On May 1, 2003, the Company entered into an agreement to acquire for $32.0 million the assets of WJTW(FM), serving the Chicago market (the “WJTW(FM) Acquisition”).  The Company paid $11.0 million in May 2003 for the option to purchase all the assets used in connection with the operation of WJTW(FM).  This payment for the option to purchase all the assets is a reduction of the $32.0 million purchase price due on the closing date.  The $11.0 million paid for the option is included in deferred charges and other assets as of June 30, 2003.  The WJTW(FM) Acquisition is subject to regulatory approvals and customary closing conditions.  The Company expects to close on the WJTW(FM) Acquisition during the third quarter of 2003 and plans to borrow from the Credit Facility to fund the acquisition.

WJTW(FM) has filed a rulemaking application with the FCC which, if granted, would permit the station to relocate and upgrade its transmission facilities in order to improve the coverage of its radio signal.  In the event that the rulemaking proceeding is granted by the FCC at any time within 30 months after the closing of the WJTW(FM) Acquisition, the Company will be obligated to pay the sum of $2.0 million as an addition to the purchase price of the WJTW(FM) Acquisition.

Pro forma Information

Unaudited pro forma results of operations for the three and six months ended June 30, 2003 and 2002, calculated as though the Las Vegas Acquisition, the Fresno Acquisition, the San Jose Acquisition, the Albuquerque Acquisition, the Sacramento Acquisition, the WVIV(FM) Acquisition, the Puerto Rico Acquisition, the Austin Acquisition and the WJTW(FM) Acquisition had occurred at the beginning of each period, are as follows (in thousands, except per share data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net revenues	$81,066	$73,392	$141,220	$130,237
Operating income	$24,088	$17,131	$30,044	$28,665
Net income	$12,834	$9,553	$15,288	$16,606
Net income per common share –
basic and diluted	$0.12	$0.09	$0.14	$0.15

The pro forma information is presented for comparative purposes only and does not purport to be indicative of what would have occurred had the acquisitions actually been made at such dates, nor is it indicative of future operating results.

4.              Intangible Assets

Intangible assets as of June 30, 2003 are summarized as follows (in thousands):

	Gross Carrying Amount	Accumulated Amortization	Net Amount

Intangible assets subject to amortization	$13,149	$11,421	$1,728
Intangible assets not subject to amortization	1,286,368	99,844	1,186,524
	$1,299,517	$111,265	$1,188,252

Amortization expense for the three months ended June 30, 2003 and 2002 is $0.2 and $0.1 million and $0.3 and $0.2 million for the six months ended June 30, 2003 and 2002, respectively.  Estimated amortization expense of intangible assets acquired as of June 30, 2003 with finite useful lives is summarized as follows (in thousands):

Year	Amount

2003	$636
2004	$519
2005	$296
2006	$117
2007	$105

5.              Long-Term Obligations

The Company’s ability to borrow under the Credit Facility is subject to compliance with certain financial ratios and other conditions set forth in the Credit Facility.  The Credit Facility is secured by the stock of the Company’s subsidiaries.  Borrowings under the Credit Facility bear interest at a rate based on the LIBOR rate plus an applicable margin as determined by the Company’s leverage ratio.  The Company borrowed $15.0 million from the Credit Facility on April 1, 2002.  On February 28, 2003, the Company paid the outstanding principal balance of $15.0 million and accrued interest.  On May 2, 2003, June 6, 2003, and August 1, 2003, the Company borrowed from the Credit Facility $27.0, $13.0 and $17.0 million, respectively.  As of August 1, 2003, the Company has $78.0 million of credit available.  The

Credit Facility commitment began reducing on September 30, 1999 and continues to reduce quarterly through December 31, 2004.

6.              Contingencies

The Company is subject to legal proceedings and other claims which have arisen in the ordinary course of its business and have not been fully adjudicated.  These actions, when ultimately concluded, will not, in the opinion of management, have a material adverse effect upon the financial position, results of operations or liquidity of the Company.

On June 12, 2002, Spanish Broadcasting System, Inc. (“SBS”) filed Spanish Broadcasting System, Inc. v. Clear Channel Communications, Inc. (“Clear Channel”) and Hispanic Broadcasting Corporation in the United States District Court for the Southern District of Florida.  SBS alleged a variety of claims against the defendants including claims for federal and state antitrust violations under the Sherman Act, the Florida Antitrust Act, and California’s Cartwright Act.  SBS’s complaint also included numerous other state law causes of action including, among others, tortious interference, defamation, and violation of the California Unfair Competition Act.  The plaintiff, and both defendants, own and operate radio stations throughout the United States, and SBS’s claims arose out of steps the defendants allegedly took to undermine SBS’s radio station business. On July 31, 2002, plaintiff amended its complaint. The amended complaint sought actual damages in excess of $500 million before any trebling under federal or state statute along with attorney fees and other unspecified damages.  On January 31, 2003, the United States District Court entered a final order dismissing the case with prejudice.  On February 14, 2003, SBS filed a motion for reconsideration of the order that dismissed the case.  On August 6, 2003, the Miami federal court, which previously dismissed SBS’s antitrust claims against the Company and Clear Channel, denied SBS’s motion for reconsideration, concluding again that dismissal of all claims asserted by SBS was proper.

7.              Stockholders’ Equity

The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Numerator:
Net income	$12,934	$10,434	$16,081	$17,359

Denominator:
Denominator for basic earnings per share per share	108,895	108,707	108,877	108,648
Effect of dilutive securities:
Stock options	831	1,139	641	1,129
Employee Stock Purchase Plan	—	10	—	10
Denominator for diluted earnings per share per share	109,726	109,856	109,518	109,787

Stock options which were excluded from the computation of diluted earnings per share due to their antidilutive effect amounted to 1.2 million shares for the three months ended June 30, 2003 and 2002 and 2.0 and 1.1 million shares for the six months ended June 30, 2003 and 2002, respectively.

8.              Stock Options

In May 1997, the stockholders of the Company approved a stock incentive plan (“Long-Term Incentive Plan”), to be administered by the board of directors or by a sub-committee of the board of directors.  The maximum number of shares of Class A Common Stock that may be the subject of awards at any one time shall be ten percent of the total number of shares of Class A Common Stock outstanding.  Options granted under the Long-Term Incentive Plan have a ten-year term and vest over various periods up to five years.

The stockholders of the Company also approved an Employee Stock Purchase Plan in May 1997.  Under the plan, shares of the Company’s common stock may be purchased at six-month intervals at 85% of the lower of the fair market value on the first or the last day of each six-month period.  Employees may purchase shares having a value not exceeding 15% of their gross compensation during an offering period.  During the three and six months ended June 30, 2003, employees purchased zero and 38,394 common shares at average prices of zero and $19.62, respectively.

The Company granted 1,000 and 111,500 stock options for the three and six months ended June 30, 2003, respectively, to various employees of the Company under its Long-Term Incentive Plan.  The exercise prices of options outstanding at June 30, 2003 ranged from $8.22 to $50.57 per share, the market prices at dates of grant.

For purposes of pro forma disclosures, the estimated fair value of the options is expensed over the options’ vesting period.  Pro forma net income and earnings per share disclosures as if the Company recorded compensation expense based on the fair value for stock-based awards have been presented in accordance with the provisions of SFAS No. 148, Accounting for Stock-Based Compensation– Transition and Disclosure, and are as follows (in thousands, except per share information):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net income as reported	$12,934	$10,434	$16,081	$17,359
Stock-based employee compensation expense, net of related tax effects, included in net income as reported	15	12	29	25
Stock-based employee compensation expense determined under fair value-based method, net of related tax effects	(2,116)	(2,383)	(4,992)	(4,700)
Pro forma net income	$10,833	$8,063	$11,118	$12,684
Net income per common share:
As reported:
Basic	$0.12	$0.10	$0.15	$0.16
Diluted	$0.12	$0.09	$0.15	$0.16
Pro forma:
Basic	$0.10	$0.07	$0.10	$0.12
Diluted	$0.10	$0.07	$0.10	$0.12

The weighted average fair value at date of grant for options granted in the three and six months ended June 30, 2003 was $13.16 and $13.10 per share, respectively.  The fair value of these options was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

Risk free interest rate	3.04% to 3.45%
Dividend yield	0.00%
Volatility factor	57.53% to 58.23%
Weighted average expected life	6 years

The following is a summary of stock options outstanding and exercisable for the six months ended June 30, 2003 (in thousands, except per share data):

	Number Of Shares	Weighted Average Exercise Price Per Share

Stock Options Outstanding:
Options outstanding at December 31, 2002	5,635	$22.47
Granted	112	$22.88
Forfeited	(76)	$24.49
Exercised	(91)	$16.99
Options outstanding at June 30, 2003	5,580	$22.54

Exercisable Stock Options:
Options exercisable at December 31, 2002	2,514	$20.04
Vested	670	$21.45
Exercised	(91)	$16.99
Options exercisable at June 30, 2003	3,093	$20.85

The following is a summary of stock options outstanding and exercisable at June 30, 2003:

Range of Exercise Prices Per Share			Shares Under Option	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life
			(in thousands)		(in years)
Stock Options Outstanding:

$8.22	-	$11.75	642	$11.68	3.9
$12.34	-	$18.13	594	$17.60	5.3
$18.75	-	$28.02	3,314	$22.08	7.5
$28.75	-	$41.84	1,024	$33.51	6.9
	$50.57		6	$50.57	6.6
			5,580

Exercisable Stock Options:

$8.22	-	$11.75	642	$11.68	3.9
$12.34	-	$18.13	488	$17.56	5.2
$18.75	-	$28.02	1,450	$21.51	7.3
$28.75	-	$41.84	512	$33.57	6.8
	$50.57		1	$50.57	6.6
			3,093